Chad Carlson Organizational Email Message

Initial Announcement of Definitive Transaction Agreement with Aegis
To be Sent to the SRT Everyone Distribution List Immediately After Press Release Clears Wire

STARTEK Brand Warriors:

During STARTEK’s 30-year history, we’ve achieved many important milestones on our journey to achieving sustainable, predictable, profitable growth. Today, we are taking another critical step toward achieving this goal as I am pleased to announce we have entered into a definitive transaction agreement with Aegis, an affiliate of Capital Square Partners (CSP) and leading global business service provider of customer experience management. Together with Aegis, we will establish a global enterprise with over 50,000 employees and operations in 12 countries across five continents.

The complementary nature of this arrangement is truly unprecedented. We have limited overlapping engagement centers and clients, a combination which will provide our combined company with global economies of scale to enhance margins and profitability. Additionally, both companies and our clients will benefit by:

•	Delivering meaningful scale with combined revenues of approximately $700 million;

•	Offering a new global reach, which now includes some of the world’s most rapidly growing markets, multi-lingual offerings, and the institution of operational best practices across the globe;

•	Significantly leveraging automation, artificial intelligence, and other technology-led innovations to develop exponential value; and

•	Providing significant client diversification, as our top three combined clients will now represent less than 30% of total revenue, compared to 53% for STARTEK in 2017.

Most importantly, we believe this is an excellent opportunity for each of you who will benefit from new opportunities for professional growth and advancement as we harness the combined power of our two organizations.

I will discuss this transaction in greater detail on our Earnings call this morning at 9:00 AM ET. Additionally, we will host a special Good Morning STARTEK call following the Earnings call to exclusively discuss the merger and provide time to answer your questions regarding this agreement. Please make every effort to attend this call. Following Good Morning STARTEK, members of the senior leadership team will also set up time to meet with their leaders and share more specific details regarding our communication plan. We will also share more information in the coming days and weeks as we work through details of the transaction process with Aegis.

Once again, we believe this is a very exciting time in STARTEK’s history and represents a new stage of growth and opportunity for our employees, our clients, their customers, and our shareholders. The opportunity we now have with a diverse customer base, global scale, and access to other growth markets best positions STARTEK to achieve this goal and provide meaningful value creation for all stakeholders.

Onward and upward!

Chad

Chad Carlson  |  President and CEO

Do Right, Improve, Empathize, Take ownership, Bring it,
…at all times

Additional Information about the Transactions and Where to Find It
This communication is being made in respect of the transactions between STARTEK, CSP and Aegis and the related issuance of the common stock described herein. STARTEK intends to file the proxy statement with the Securities and Exchange Commission (SEC) for the stockholder meeting that will include a proposal relating to the issuance of common stock to CSP and an amendment of STARTEK’s certificate of incorporation related to the transaction. This communication does not constitute a solicitation of any vote or proxy from any of STARTEK’s stockholders. Investors are urged to read the proxy statement carefully and in its entirety when it becomes available and any other relevant documents or materials filed or to be filed with the SEC or incorporated by reference in the proxy statement, because they will contain important information about the transactions between STARTEK, CSP and Aegis, the issuance of common stock and the proposals to be submitted to the STARTEK stockholders. The proxy statement will be mailed to the Company’s stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s internet website, www.sec.gov. When available, the proxy statement and other pertinent documents may also be obtained free of charge at the Investor Relations section of STARTEK’s website, www.startek.com, or by directing a written request to StarTek Investor Relations, 8200 E. Maplewood Ave., Suite 100, Greenwood Village, Colorado 80111 or at tel: (303) 262-4500 or email: investor@startek.com.

Participants in the Solicitation
STARTEK and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is included in STARTEK’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 22, 2017, its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on March 29, 2017, and in other documents filed with the SEC by STARTEK and its officers and directors.

Forward-Looking Statements
The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause STARTEK's actual results to differ materially from those expressed or implied by any such forward-looking statements. These factors include, but are not limited to, risks relating to our reliance on a limited number of significant customers, lack of minimum purchase requirements in our contracts, the concentration of our business in the communications industry, lack of wide geographic diversity, maximization of capacity utilization, foreign currency exchange risk, risks inherent in the operation of business outside of the United States, ability to hire and retain qualified employees, increases in labor costs, management turnover and retention of key personnel, trends affecting companies’ decisions to outsource non-core services, reliance on technology and computer systems, including investment in and development of new and enhanced technology, increases in the cost of telephone and data services, unauthorized disclosure of confidential client or client customer information or personally identifiable information, compliance with regulations governing protected health information, our ability to acquire and integrate complementary businesses, compliance with our debt covenants, ability of our largest stockholder to affect decisions and stock price volatility. Risks related to the Aegis transaction include failure to obtain the required vote of STARTEK’s shareholders, the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur, the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, the diversion of management time on transaction-related issues, difficulties with the successful integration and realization of the anticipated benefits or synergies from the proposed transaction, and the risk that the transaction and its announcement could have an adverse effect on STARTEK’S ability to retain customers and retain and hire key personnel. Readers are encouraged to review Item 1A. - Risk Factors and all other disclosures appearing in the Company's Form 10-K for the year ended December 31, 2016 filed with the SEC and in other filings with the SEC, for further information on risks and uncertainties that could affect STARTEK's business, financial condition and results of operation. STARTEK assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.